Fairchild Semiconductor To Launch Tender Offer for System General

South Portland, Maine -- January 1, 2007 -- Fairchild Semiconductor (NYSE: FCS), the leading global supplier of power semiconductors, today announced that it expects to launch a tender offer to acquire 100 percent of the outstanding shares of Taipei-based System General Corporation (6280.TW) for NTD 93 per share in cash through a wholly owned Fairchild subsidiary.

"We are excited to announce this deal with System General -- a leading supplier of analog power management semiconductors for AC/DC offline power conversion in computers, LCD monitors, printers, chargers, and consumer products," said Mark Thompson, Fairchild's president and CEO. "We believe System General has one of the top Asia-based power analog management teams and their growing portfolio of pulse width modulated (PWM) controllers, desktop PC power supply supervisor and combo ICs, and power factor correction (PFC) controllers, coupled with their customer relationships and strong local field applications support has made them a significant competitor in the Taiwan and China AC/DC power conversion market. When combined with Fairchild's global infrastructure, process and package capabilities, worldwide customer access, and manufacturing scale, we will possess a leading position in the AC/DC offline power conversion market with the opportunity to accelerate our growth and margin improvement," said Thompson.

System General's net revenue through the first eleven months of 2006 was NTD 1,138 million, or approximately US $35 million. In the proposed transaction, approximately 250 System General employees will join Fairchild, including the current management team. System General will continue normal operations under its name after the closing of the tender offer and prior to the share swap described below and will operate as an independent business within Fairchild during that time. After the completion of the transaction, System General will be a wholly owned Fairchild subsidiary, and Fairchild and System General's management will work together to combine the power conversion businesses of each company and form a single business unit targeting worldwide AC/DC offline power conversion applications. Fairchild expects the acquisition to be neutral to Fairchild's earnings per share in 2007 and to be accretive to earnings per share in 2008 and beyond.

"Acquiring System General is a natural extension of Fairchild's business strategy to invest aggressively to expand our sales and margins by pursuing fast-growing power analog markets," said Thompson. "Over two thirds of the worldwide power management IC market is in Asia, with six of the top 10 worldwide power supply OEMs located in Taiwan. The AC/DC offline power conversion market, which consists of isolated PWM controllers, PFC controllers, and AC/DC offline regulators measured over $1.5 billion in 2005, and this combination of Fairchild and System General places us as a leader in this fast growing segment. The combination is especially synergistic--System General is strong in

PWM controllers in Taiwan and China, while Fairchild is a leading provider of AC/DC offline regulators with strong sales in Korea and China. System General's management has a proven track record of servicing key OEMs in Taiwan and China, with an experienced, technical field sales force and industry leading innovative products. Fairchild expects to continue building upon the R&D design center System General has created in Taiwan to strengthen System General's technical and innovation capabilities. We expect the acquisition of System General to further accelerate the growth of Fairchild's overall AC/DC power conversion business, and we expect the margin profile of this business to continue to expand over time."

The transaction is structured as a tender offer for all outstanding shares of System General followed by a share swap and merger. Fairchild expects the tender offer will be launched on Tuesday, January 2, 2007, in Taiwan and remain open for 30 days. The tender offer may be extended or withdrawn to the extent permitted under applicable law. The closing of the tender offer is subject to customary closing conditions, including tender of a majority of the outstanding System General shares. Shareholders owning 30.88% of the outstanding shares of System General common stock have entered into agreements under which they have agreed to tender their shares to Fairchild. Assuming the tender offer is completed, it is expected that System General and a subsidiary of Fairchild will conduct a share swap which will provide any remaining shareholders of System General with preferred shares of such subsidiary that have redemption rights effectively equivalent to NTD 93 per original System General share. After redemption of the preferred stock, the Fairchild subsidiary would be merged into System General, with System General as the surviving corporation in the merger. Completion of the share swap and merger will be subject to approval by System General's shareholders after the tender offer closes and is expected to take place by the end of Fairchild's second quarter, 2007. The purchase price, depending upon final shares tendered and the exchange rate at the time of the closings of the tender offer and share swap, is anticipated to be approximately US $200 million in the aggregate.

The tender offer described in this press release has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell securities. Prior to the time the tender offer is commenced, a subsidiary of Fairchild will file a tender offer circular with the Taiwan Financial Supervisory Commission (the "FSC"). System General shareholders are strongly advised to read the tender offer circular (including an offer to purchase and related tender offer documents) and the related public notice that will be filed by Fairchild's subsidiary with the FSC, because they will contain important information. Yuanta Core Pacific Securities is the tender offer agent, and the detailed information is posted on Yuanta's website: http://www.yuanta.com.tw/.

Deutsche Bank is acting as an exclusive financial advisor to Fairchild in this transaction.

Fairchild's management will hold a conference call on this tender offer on Tuesday, January 2, at 4:30 p.m. ET. To access this call, dial (800) 500-0311 (domestic) or (719) 457-2698 (international). The call is expected to last approximately one hour. A dial-in replay will be available until January 31, 2007. The toll free dial-in replay number is (888) 203-1112 (domestic) or (719) 457-0820 (international). The dial-in replay reservation number is 5549459.

Special Note on Forward-Looking Statements and Risk Factors:

This news release contains forward-looking statements, including those regarding our ability to successfully satisfy the conditions to complete each of the tender offer, share swap and merger, our ability to realize the benefits of this transaction (including enhancing our product offerings, customer relationships and the other synergies discussed above), our ability to prevail in or otherwise resolve pending litigation as discussed below, our growth strategy, our long-term growth prospects, and other statements. These statements are based on management's assumptions and expectations, which involve risk and uncertainty. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. These factors include, but are not limited to, our ability to consummate the tender offer and satisfy the conditions to closing the tender offer, share swap and merger; our ability to successfully address the challenges associated with integrating this acquisition; and our ability to retain and develop System General's markets, facilities and personnel. System General is currently appealing the outcome of proceedings before the U.S. International Trade Commission (ITC) involving allegations of patent infringement, and is a defendant in a patent infringement lawsuit in the U.S. District Court for the Northern District of California. Both the ITC proceeding and the lawsuit were initiated by Power Integrations, Inc. As in all litigation, the results of these matters are difficult to predict and no assurance can be given as to the outcome of these proceedings. An adverse outcome in these matters after completion of the acquisition could negatively impact our financial results. We are also involved in patent infringement litigation against Power Integrations in U.S. district courts in Delaware and Texas, as a defendant and as a plaintiff, respectively. These lawsuits are described in our filings with the U.S. Securities and Exchange Commission (SEC) referenced below.

Other risk factors include, but are not limited to, changes in overall global or regional economic conditions; changes in demand for our or System General's products; changes in inventories at our or System General's customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our or System General's intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials; competitors' actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees, including System General senior management and key employees during the transitional period; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; regulatory risks and significant litigation. These and other risk factors as they relate to Fairchild are discussed in the company's quarterly and annual reports filed with the SEC and are available at the Investor Relations section of Fairchild web site at www.fairchildsemi.com or the SEC's web site at www.sec.gov.

About Fairchild Semiconductor:

Fairchild Semiconductor (NYSE: FCS) is the leading global supplier of high-performance power products critical to today's leading electronic applications in the computing, communications, consumer, industrial and automotive segments. As The Power Franchise®, Fairchild offers the industry's broadest portfolio of components that optimize system power. Fairchild's 9,000 employees design, manufacture and market power, analog and mixed signal, interface, logic, and optoelectronics products. Please contact us on the web at www.fairchildsemi.com.

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